Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Performance Plus
Municipal Fund, Inc.
811-05931

The annual meeting of shareholders was held in the offices of Nuveen Investments on March 30, 2012; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to May 8, 2012.

Voting results for March 30, 2012 are as follows:

<c> Common and Preferred
shares voting together as a class

Preferred
 shares
To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
                         5,274,455
                     890
   Against
                            325,403
                       -
   Abstain
                            233,101
                       -
   Broker Non-Votes
                         3,117,887
                       -
      Total
                         8,950,846
                     890



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
                         5,253,820
                     890
   Against
                            339,322
                       -
   Abstain
                            239,817
                       -
   Broker Non-Votes
                         3,117,887
                       -
      Total
                         8,950,846
                     890

Proxy materials are herein
incorporated by reference
to the SEC filing on March 1,
2012, under
Conformed Submission Type
DEF 14A, accession
number 0001193125-12-092168